Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TDK Mediactive, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), in his capacity as an officer of TDK Mediactive, Inc., for purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 18, 2003

/s/ VINCENT J. BITETTI

Vincent J. Bitetti Chief Executive Officer

/s/ MARTIN G. PARAVATO

Martin G. Paravato Chief Financial Officer

A signed original of the written statements required by Section 302 and Section 906 have been provided to TDK Mediactive, Inc. and will be retained by TDK Mediactive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.